                                                                      EXHIBIT 12


Summit Properties Inc.
Calculation of Ratios of Earnings to Fixed Charges
(Dollars In Thousands)


                                                                     Years Ended December 31,
                                                    ------------------------------------------------------------
                                                     1997         1996         1995         1994          1993
                                                    -------      -------      -------      -------      --------
Income (loss) before minority interest of
   unitholders in Operating Partnership and
   extraordinary items                              $31,934      $21,187      $15,051      $ 8,527      ($ 5,858)
Interest:
   Expense incurred                                  20,902       16,113       13,715       13,006        25,286
   Amortization of deferred financing costs           1,057        1,025        1,087        1,061         1,114
                                                    -------      -------      -------      -------      --------
      Total                                         $53,893      $38,325      $29,853      $22,594      $ 20,542
                                                    =======      =======      =======      =======      ========

Fixed charges:
   Interest expense                                 $20,902      $16,113      $13,715      $13,006      $ 25,286
   Interest capitalized                               5,876        4,266        3,110          686             0
   Rental fixed charges                                 115          124          134          124           123
   Amortization of deferred financing costs           1,057        1,025        1,087        1,061         1,114
                                                    -------      -------      -------      -------      --------
      Total                                         $27,950      $21,528      $18,046      $14,877      $ 26,523
                                                    =======      =======      =======      =======      ========

Ratio of earnings to fixed charges                  $  1.93      $  1.78      $  1.65      $  1.52      $   0.77
                                                    =======      =======      =======      =======      ========